Exhibit 99.1
May 5, 2010

FOR IMMEDIATE RELEASE

Contacts:
Tamera Gjesdal	Cynthia Williams
Sr. Vice President	Sr. Vice President
Investor Relations	Corporate Communications
(336) 733-3058	(336) 733-1478

BB&T Corporation CEO to speak May 12 at UBS 12th Annual Global Financial Services Conference

     WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today said that Chairman and Chief Executive Officer Kelly King will present at the UBS 12th Annual Global Financial Services Conference in New York City on May 12 at 10:50 a.m. (EDT).

     A live audio webcast of King’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

     As of March 31, 2010, BB&T Corporation (NYSE: BBT) is the 10th largest financial services holding company in the U.S. with more than $163 billion in assets and market capitalization of $22.4 billion. Based in Winston-Salem, N.C., the company operates more than 1,800 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

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